Exhibit 3.2.13

KEN HECHLER	[Seal]	FILE IN DUPLICATE ORIGINALS
Secretary of State		FEE: AS PER SCHEDULE ON PAGE 4
State Capitol, W-139		-BUSINESS CORPORATION
Charleston, WV 25305		(stock, for profit):
(304) 342-8000		Complete all items except 3.A.
- NON-PROFIT CORPORATION
(membership, nonstick):
Complete all items except 3.B. & 7

WEST VIRGINIA	FILED
JUN 25 1998
ARTICLES OF INCORPORATION	IN THE OFFICE OF
SECRETARY OF STATE
OF	WEST VIRGINIA

CHARLESTON TREATMENT CENTER INC.

The undersigned, acting as incorporator(s) of a corporation under Chapter 31, Article 1, Section 27 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:

1.	The undersigned agree to become a West Virginia corporation by the name of

CHARLESTON TREATMENT CENTER INC.

_______________________________________________________________________________________________________________________________________________________

(The name of the corporation shall contain one of the words “corporation,” “company,” “incorporated,” “limited” or shall contain an abbreviation of one of such words. (§31-1-11, W. Va. Code)

2. A.	The address at the physical location of the principal office of the corporation will be 58 MORGAN ROAD, PO BOX 829 street, in the city, town or village of LOBECO, county of BEAUFORT, State of SOUTH CAROLINA, Zip Code 29931.

The mailing address of the above location, if different, will be SAME AS ABOVE.

B.	The address at the physical location of the principal place of business in West Virginia of the corporation, if different than the above address, will be 1600 LAIDLEY TOWER street, in the city, town or village of CHARLESTOWN, KANAWHA County, West Virginia, Zip Code 25301.

The mailing address of the above location, if different, will be SAME AS ABOVE.

3.	This corporation is organized as:

A.	Non-stock, non-profit .

or

B.	Stock, for profit X, and the aggregate value of the authorized capital stock of said profit corporation will be $0.00 dollars, which shall be divided into 1,000

                                                                                          (no. of shares)

shares of the par value of WITHOUT PAR VALUE                                dollars each. (If the shares are to be divided

                                             (or state “without par value,” if applicable)

into more than one class or if the corporation is to issue shares in any preferred or special class in series, additional statements are required within the articles of incorporation.) (As provided by law, for the purpose of assessment of the license tax, and for no other purpose, shares of stock having no par value shall be presumed to be of the par value of $25 each; but, if such stock was originally issued for a consideration greater than $25 per share, the annual license taxes as are required to be paid to the Tax Commissioner shall be computed upon the basis of the consideration for which such stock was issued. W. Va. Code §11-12-78)

4.	The period of duration of the corporation, which may be perpetual, is PERPETUAL.

PLEASE DOUBLE SPACE; IF MORE SPACE IS NEEDED, USE ADDITIONAL SPACE ON PAGE 4 AND ADD PAGES:

5.	The purpose(s) for which this corporation is formed (which may be stated to be, or to include, the transaction of any or all lawful business for which corporations may be incorporated in West Virginia), is (are) as follows:

TO ENGAGE IN ANY AND ALL LAWFUL BUSINESS ACTIVITY.

6.	The provisions for the regulation of the internal affairs of the corporation, which the incorporators elect to set forth in the articles of incorporation, are as follows:

N/A

7.	The provisions granting, limiting or denying preemptive rights to shareholders, if any, are as follows:

N/A

8.	The full name(s) and address(es) of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each is(are) as follows:

NAME	ADDRESS	Number of Shares (Optional)

WENDY SNOW	1013 CENTRE ROAD, WILMINGTON, DE 19805

9.	The number of directors constituting the initial board of directors of the corporation is ONE and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders/members, or until their successors are elected and shall qualify, are as follows:

NAME	ADDRESS

PATRICIA LEWIN	58 MORGAN ROAD, PO BOX 829, LOBECO, SC 29931

10.	The name and address of the appointed person to whom notice or process may be sent is

CORPORATION SERVICE COMPANY 1600 LAIDLEY TOWER, CHARLESTON, WV 25301.

ACKNOWLEDGEMENT

I(We), the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this “Articles of Incorporation.”

In witness whereof, I(we) have accordingly hereunto set my(our) respective hands this 24TH day of JUNE , 1998. (All incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.)

PHOTOCOPIES OF THE SIGNATURES OF THE INCORPORATORS AND THE NOTARY PUBLIC CANNOT BE ACCEPTED.

WENDY SNOW

1013 CENTRE ROAD, WILMINGTON, DE 19805	/s/ Wendy Snow

STATE OF DELAWARE

COUNTY OF NEW CASTLE

I, JANET WOZNICKI , a Notary Public, in and for the county and state aforesaid, hereby certify that (names of all incorporators as shown in Item 8 must be inserted in this space by official taking acknowledgement)

WENDY SNOW

,

whose name(s) is(are) signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said county and acknowledged his(her)(their) signature(s).

JANET B.WOZNICKI NOTARY PUBLIC OF DELAWARE APPOINTED AUG. 5, 1996 TERM 4 YEARS SEAL	My commission expires 8-5-00
/s/ Janet B. Woznicki
(Notary Public)

ARTICLES OF INCORPORATION PREPARED BY WENDY SNOW whose mailing address is 1013 CENTRE ROAD, WILMINGTON, DE 19805.

Official Form 101

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